EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the  incorporation  by  reference  in the  following  Registration
Statements of The Charles Schwab Corporation of our report dated February 16, 2000 (which report expresses an unqualified opinion and includes an explanatory paragraph related to an accounting change to conform with Statement of Position 98-1), appearing in the Current Report on Form 8-K of The Charles Schwab Corporation dated February 22, 2000.

Filed on Form S-8:

  Registration Statement No. 333-44793   (Charles Schwab Profit Sharing and
                                          Employee Stock Ownership Plan)

  Registration Statement No. 333-48335   (The Charles Schwab Corporation
                                          Employee Stock Incentive Plan)

  Registration Statement No. 333-93125   (The Charles Schwab Corporation
                                          Employee Stock Incentive Plan)

Filed on Form S-3:

  Registration Statement No. 333-54001   (Debt Securities)

  Registration Statement No. 333-77381   (Debt Securities)

  Registration Statement No. 333-47107   (The Charles Schwab Corporation
                                          Employee Stock Incentive Plan)


/s/DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP
San Francisco, California
February 22, 2000